UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 24, 2018

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 242-1444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Officer

Effective June 20, 2018, Louis M. Riccio Jr. will resign as Chief Financial Officer of La-Z-Boy Incorporated (the “Company”). Mr. Riccio will remain with the Company through August 1, 2018, in an advisory capacity to transition the role. The Company previously announced, on September 27, 2017, that Mr. Riccio intended to retire from the Company when the Company completed its fiscal 2018 year-end reporting. Mr. Riccio’s resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls. Mr. Riccio’s compensation will continue unchanged during the period prior to his retirement.

(c)  Appointment of Officer

As of June 18, 2018, Melinda D. Whittington is joining the Company in the role of Senior Vice President of Finance.  Effective June 21, 2018, following Mr. Riccio’s resignation, the Company will appoint Ms. Whittington to serve as the Company’s Chief Financial Officer.

Ms. Whittington, 51, most recently served as Chief Financial Officer of Allscripts Healthcare Solutions, Inc. from February 2016 through June 2017.  Prior to that, she was Senior Vice President, Corporate Controller and Chief Accounting Officer of Kraft Foods Group, Inc. (now the Kraft Heinz Company) from February 2015 through October 2015, and served as Vice President, Corporate Controller and Chief Accounting Officer of Kraft Foods Group, Inc. from January 2014 through February 2015. She also spent more than 20 years at The Procter & Gamble Company, where she held numerous positions of increasing responsibility within finance between 1993 and 2014, including her most recent assignment as Finance Director, Global Home Products from July 2013 through January 2014.

Ms. Whittington has no family relationships with any of our directors or executive officers. There are no related party transactions between the Company and Ms. Whittington.

(e)  Compensatory Plan

Pursuant to our offer letter (the “Offer Letter”), Ms. Whittington will be entitled to an annual base salary of $525,000. She will also be eligible to participate in the 2017 Omnibus Incentive Plan, beginning on June 18, 2018. For the Company’s 2019 fiscal year, Ms. Whittington’s annual target award opportunity under the 2017 Omnibus Incentive Plan is equal to 75% of her salary, or $393,750. The amount she receives will be based on her wages earned during the 2019 fiscal year, and will also depend on the Company’s financial performance. Ms. Whittington will also receive a sign-on cash bonus of $50,000, in lieu of relocation benefits, which she will be required to repay if she resigns her employment with the Company within a two-year period or is terminated for “cause.”

Ms. Whittington is also eligible to receive long-term incentive awards under the 2017 Omnibus Incentive Plan. For the Company’s 2019 fiscal year, Ms. Whittington’s annual equity award will be equal to $656,250. She will also receive a sign-on restricted stock award equal to 20,000 shares of the Company’s common stock. Her restricted stock award will vest over a four-year period at 25% per year on the anniversary of the grant date. Ms. Whittington will also be eligible for other benefits consistent with those received by our other executives.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which will be filed with our Form 10-K for the year ended April 28, 2018.

Item 8.01  Other Events

The Company issued a news release announcing that Melinda D. Whittington would be appointed Chief Financial Officer effective June 21, 2018.

A copy of the news release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)       The following exhibits are furnished as part of this report:

Description
99.1	News Release Dated May 24, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release Dated May 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: May 31, 2018

BY:	/s/ Lindsay A. Barnes
Lindsay A. Barnes
Vice President, Corporate Controller and Chief Accounting Officer